UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): February 20, 2013

THE INTERGROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10324	13-3293645
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10940 Wilshire Blvd., Suite 2150, Los Angeles, CA	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 889-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Fiscal 2012 Annual Meeting of the Shareholders of The InterGroup Corporation (the “Company”) was held on February 20, 2013 at the Hilton San Francisco Financial District, 750 Kearny Street, San Francisco, California. At that meeting, John V. Winfield and Josef A. Grunwald were elected as Class A Directors, to serve a three-year term expiring at the Fiscal 2015 Annual Meeting of Shareholders. Directors Gary N. Jacobs, William J. Nance and John C. Love continue their terms as the Company’s other directors. At the Annual Meeting, the shareholders also voted in favor of the ratification of the Audit Committee’s selection of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013. The final tabulation of the votes follows:

Proposal (1) – Election of Class A Directors:

Nominee	For	Withheld	Broker Non Votes

John V. Winfield	1,559,875	14,857	421,177

Josef A. Grunwald	1,559,925	14,807	421,177

Proposal (2) – Ratification of the Appointment of Burr Pilger Mayer, Inc. as The Company’s Independent Registered Public Accounting Firm
                          for the fiscal year ending June 30 2013:

Votes For	Against	Abstain	Broker Non Votes

1,969,441	2,410	24,058	0

No advisory vote on executive compensation was had at the Company’s Fiscal 2012 Annual Meeting. At its Fiscal 2010 Annual Meeting of Shareholders held on February 23, 2011, the Company submitted to its shareholders two proposals regarding executive compensation. The first proposal to approve, in a non-binding vote, the compensation of the Company’s named executive officers was approved by the shareholders, having received more than 98% of the shares voted at the meeting in favor of the proposal. The second proposal was to determine, in a non-binding vote, whether a shareholder advisory vote to approve the compensation of the Company’s executive officers should occur every one, two or three years. The shareholders overwhelmingly voted in favor of three years as the frequency in which the Company should have an advisory vote on executive compensation with more than 96% percent of the shares voted at the meeting being in favor of three years. The Compensation Committee and the Board of Directors have considered the guidance provided by these advisory votes and have set three years as the frequency in which it will have a non-binding vote on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERGROUP CORPORATION

Dated: February 22, 2013	By:	/s/ Michael G. Zybala
Michael G. Zybala, Asst. Secretary and General Counsel

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